EXHIBIT 99

                                 PRESS RELEASE


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EXHIBIT 99


XsunX Developing New Nano-Crystalline Opaque Solar Cell Tuesday October 18, 10:52 am ET

Unique Patent-Pending Four-Terminal Solar Cell Structure Holds Promising Capacity to Deliver Stable High-Performance Thin-Film Devices

ALISO VIEJO,  Calif., Oct. 18, 2005 (PRIMEZONE) -- XsunX, Inc. (OTC BB:XSNX.OB -
News),  developer of Power  Glass(tm) -- an  innovative  solar  technology  that allows glass windows to produce electricity from the power of the sun -- announced that it has expanded its business opportunities to include the product development of a new opaque solar cell device. This unique four-terminal solar cell design uses a combination of thin film transparent cell technology, derived from the company's Power Glass initiative, with that of a nano-crystalline solar cell. XsunX believes that the combination of these two technologies into a single device holds a promising opportunity to deliver low cost, high efficiency, flexible, and light weight solar cells providing performance characteristics commonly found only in various forms of expensive crystalline wafer technologies.

The design of the four-terminal thin film solar cell provides many advantages to existing multi-junction solar cell designs. A primary benefit is that the four-terminal cell does not require electrical current matching between each cell. This circumvents a common problem plaguing multi-junction devices that can cause reduced overall solar cell power output. Stability issues are also addressed through the use of low band gap nano-crystalline junction materials and ultra-thin amorphous silicon materials to create a stable and efficient solar cell stack. Low temperature processing capabilities of this design may further increase manufacturing efficiencies allowing the use of inexpensive plastic substrate materials currently in use by the company.

The decision to diversify the company's product base to include opaque solar cell designs was fueled by what the company sees as explosive international growth in the demand for opaque solar cell products and applications. In countries such as China, Japan, Germany, and in the U.S., there is a growing trend supporting the increased use of green building designs promoting the use of integrated solar technologies within building materials. XsunX anticipates that the development of a stable, high-efficiency, thin film solar cell could provide building material manufacturers with a preferred alternative to the use of lower efficiency multi-junction thin films and the more costly multi-crystalline solutions.

"In evaluating this technology, we saw it as a perfect opportunity to leverage some of our existing technologies in the development this new solar cell device," stated Tom Djokovich, XsunX's CEO. "Expanding our product base to include opaque solar cells will allow us to offer BIPV solutions for transparent building surfaces such as architectural glass, and the balance of buildings opaque surfaces such as residential and commercial roofs systems. Our business goal has always been to develop products with applications that promote the wide scale use of photovoltaic technologies. We believe that our transparent Power Glass and new opaque four-terminal solar cell technologies will allow us to realize this goal," concluded Mr. Djokovich.

About XsunX

Based in Aliso Viejo, California, XsunX is the developer of Power Glass -- an innovative Building Integrated Photovoltaic solar technology that allows glass windows to produce electricity from the power of the sun. This proprietary process is intended to allow manufacturers to apply a transparent and photovoltaic glazing to glass and other transparent substrates. When XsunX glazing is exposed to light, the light energy is converted into electrical energy for use as a power source. XsunX believes that its solar electric glazing technology has a number of major market opportunities in the worldwide architectural glass, optical film and plastics markets. Please visit the company's Web site for more information: http://www.XsunX.com.

Safe Harbor Statement: Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the company.


Contact:

XsunX, Inc.
Media Relations
(949) 330-8060